Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement No. 333-256582 on Amendment 1 to Form S-4 of our report dated March 31, 2021, relating to the financial statements of Greenlane Holdings, Inc. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ DELOITTE & TOUCHE LLP

Boca Raton, Florida

July 1, 2021